Exhibit 10.2

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made and entered into this 2nd day of November, 2009, by and between ZBB ENERGY CORPORATION, a Wisconsin corporation (the “Company”), and PAUL F. KOEPPE (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Consultant currently serves as an independent member of the Board of Directors of the Company; and

WHEREAS, the Company desires to engage the Consultant to provide certain services to the Company as the interim chief executive officer of the Company effective as of the date hereof on the terms and conditions set forth herein, and the Consultant desires to provide such services.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Engagement as Independent Contractor.  The Company hereby engages the Consultant as an independent contractor to serve as the interim chief executive officer of the Company.  The Consultant will provide such consulting and management services as customarily provided by a chief executive officer and will report to the Company’s Board of Directors (collectively, the “Consulting Services”).  The Consultant hereby accepts the Company’s engagement as the interim chief executive officer of the Company hereunder and agrees to perform the Consulting Services on the terms and conditions set forth herein.

2.

Term.  The term of this Agreement shall commence as of the date hereof and shall continue until terminated as hereinafter set forth.  This Agreement and the Consultant’s engagement as the interim chief executive officer of the Company may be terminated by either the Company or the Consultant for any reason upon five (5) days’ prior written notice to the other party.  Upon the termination of this Agreement, all of the provisions of this Agreement shall be of no further force or effect, provided that the provisions set forth in Sections 3, 5, 6, 7 and 10 through 17 hereof shall survive any such termination in accordance with the terms thereof, and the termination of this Agreement shall not relieve either party of any liability arising from such party’s breach of this Agreement prior to such expiration or termination.

3.

Compensation.

(a)

Consideration.  During the term of this Agreement, the Company shall pay to the Consultant the compensation described on Exhibit A attached hereto.

(b)

Expenses.  The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred by the Consultant in connection with the Consulting

Services, including, without limitation, all mileage and travel costs between the Consultant’s home and the Company’s offices, and other business-related travel expenses.

4.

Independent Contractor.  The parties acknowledge that the Consultant shall perform the Consulting Services hereunder solely in the capacity of an independent contractor of the Company.  Consultant is not and shall not be deemed to be an employee of the Company or a partner of, joint venturer with or similar relationship to the Company or any of the Company’s equity holders, and the Consultant shall not hold himself out as such.  Except for the compensation described on Exhibit A attached hereto, the Consultant agrees that the Consultant shall have no right to any equity interests of the Company, any incentive based thereon, or any benefit, bonus, plan or program provided by the Company from time to time to any employee of the Company.  The Company shall not be responsible for withholding any taxes or other amounts from any payment made to the Consultant hereunder.  The Consultant shall be responsible for all taxes arising from the payments made to the Consultant hereunder.

5.

Indemnification.  The Company shall indemnify the Consultant in his capacity as the interim chief executive officer of the Company to the same extent to which he would be entitled under the By-Laws of the Company as if he were an Officer (as such term is defined in the By-Laws) of the Company.

6.

Restrictive Covenants.  The Consultant agrees to be bound by any confidentiality, non-compete and other restrictive covenants to which independent members of the Board of Directors of the Company may be subject from time to time.

7.

Return of Records.  Upon the termination of this Agreement for any reason, or upon request by the Company, the Consultant shall (a) immediately return to the Company all documents, records, and materials belonging and/or relating to the Company, and all copies of all such materials, and (b) destroy any of such records described in the preceding clause (a) which are maintained by the Consultant in any electronic format, and certify such destruction in writing to the Company.

8.

Use of Name.  The Consultant consents to the use of the Consultant’s name, picture and biographical data and information in various reports, press releases, company web site, information sent to shareholders, brochures or other documents produced by or on behalf of the Company.

9.

No Conflicting Obligations.  The Consultant represents and warrants to the Company that the Consultant’s entry into this Agreement, and performance by the Consultant of the Consulting Services as contemplated herein, will not breach, violate or conflict with any provision contained in any contract, document, instrument or other agreement to which the Consultant is a party or by which the Consultant is bound, including, without limitation, any confidentiality, noncompetition or similar restraint.

10.

Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing, shall be marked personal and confidential, and shall be considered to be given and received in all respects (a) when hand delivered, (b) when sent by email transmission, subject to the last paragraph of this Section 10, (c) one (1) business day after being sent by prepaid overnight delivery service, or (d) three (3) business days after being deposited in the U.S. mail, certified mail, postage prepaid, return receipt requested, in each case addressed as follows, or to such other address as shall be designated by like notice duly given:

Company:

ZBB Energy Corporation

N93 W14475 Whittaker Way

Menomonee Falls, Wisconsin 53051

Attention: Chairman of the Board

Email: bmundell@ikmnet.com

With a copy to:

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

Attention:  John A. Dickens

Email: jdickens@gklaw.com

Consultant:

Paul F. Koeppe

Email:

pkoeppe@aol.com

Courtesy copies of all correspondence sent under this Section 10 shall also be sent by email transmission to the parties at the addresses noted above, however email transmissions shall not be considered effective notice under this Section 10 unless the recipient(s) of such notice shall confirm receipt by reply email transmission.

11.

Assignment; Binding Effect.  This Agreement and the rights and obligations of the parties hereunder shall not be assignable or transferable by any party without the prior written consent of the Consultant and the Company; provided, however, the Consultant acknowledges and agrees that the Company shall have the right, without consent, to transfer this Agreement, in whole or in part, to (a) any affiliate of the Company, provided that the Company shall be jointly and personally liable with such assignee for all of the Company’s liabilities and obligations hereunder, or (b) any purchaser of the Company’s business.  This Agreement shall be binding upon the parties hereto and their respective heirs, personal and legal representatives, successors and permitted assigns, as applicable.

12.

Governing Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin without regard to principles of conflicts of law.  Any action, claim, suit or proceeding arising out of this Agreement may only be brought in the courts of the State of Wisconsin located in Milwaukee County, or in the United States District Court for the Eastern District of Wisconsin, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of such courts.  Each party hereby waives, to the fullest extent permitted by law:  (a) any objection that such party may now or hereafter have to venue of any action, claim, suit or proceeding brought in such court; (b) any defense that any action, claim, suit or proceeding brought in such court has been brought in an inconvenient forum; and (c) any defense such party may now or hereafter have based on lack of personal jurisdiction in such forum.

13.

Amendment; Waiver.  No amendment or modification hereto or hereunder shall be valid unless in writing signed by an authorized signatory of the Consultant and the Company.  Waiver of any provision hereof must be in writing and signed by the party for whose benefit the waived provision exists and any such waiver shall not operate as a waiver of, or estoppel with respect to, any covenant, agreement or obligation under this Agreement except and only to the extent of the provision expressly covered in such written waiver.

14.

Headings.  The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.

Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) relating to the subject matter hereof are merged herein and made a part hereof, it being the intention of the parties hereto that this Agreement shall serve as the complete and exclusive statement of the terms of their agreement together with respect to the subject matter hereof.

16.

No Strict Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

17.

Counterparts.  This Agreement may be executed in one or more counterparts and/or by exchange of original, facsimile or “.PDF” signature pages, all of which shall be considered but one and the same agreement.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Independent Contractor Agreement as of the day, month and year first above written.

COMPANY:

ZBB ENERGY CORPORATION

By:  /s/  William A. Mundell                   Chairman

(Title)

CONSULTANT:

/s/  Paul F. Koeppe

Paul F. Koeppe

EXHIBIT A

Compensation

Weekly Fee:

During the term of this Agreement, the Company shall pay to the Consultant an amount equal to Five Thousand Dollars ($5,000) per week (the “Weekly Fee”).  The Weekly Fee shall be payable on Friday of each week for the Consulting Services performed in that week.